Exhibit 99.1

General Cable Corporation
Certification Under
18 U.S.C. § 1350,
As Adopted Under
Section 906 of The Sarbanes-Oxley Act Of 2002

In conjunction with the filing of General Cable Corporation’s (the “Company”) Annual Report on Form 11-K for the General Cable Savings Plan for Hourly Associates (“Savings Plan”) for the period ending December 31, 2002 with the Securities and Exchange Commission on the date below (the “Report”), I, Christopher F. Virgulak, the Chief Financial Officer of the Company and member of the Administrative Committee for the Savings Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly represents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 27, 2003	/s/ Christopher F. Virgulak

Christopher F. Virgulak Member, Savings Plan Administrative Committee